The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-131278

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Each Class of	Amount to be	Aggregate Offering	Amount of
Securities to be Registered	Registered	Price	Registration Fee
Series G Cumulative Redeemable Preferred Stock	$172,500,000(1)	$172,500,000(1)	$5,296(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-131278 filed by the Registrant on January 25, 2006, except for $111,860 that had already been paid with respect to $882,877,580 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-115696, filed by the Registrant on May 20, 2004, and were not sold thereunder. In accordance with Rule 457(p) under the Securities Act of 1933, $5,296 of the $111,860 unused amount of the registration fee paid with respect to Registration Statement No. 333-115696 is applied to pay the registration fee payable under this preliminary prospectus supplement, calculated in accordance with Rule 457(r), with respect to Registration Statement No. 333-131278. The Registrant previously applied $13,375 of the $111,860 unused registration fee to pay the registration fee in connection with the filing of the Registrant’s pricing supplement dated June 2, 2006, filed with the SEC on June 6, 2006, $26,750 of the unused registration fee to pay the registration fee in connection with the filing of the Registrant’s prospectus supplement dated June 14, 2006 and filed with the SEC on June 14, 2006, $1,675 of the unused registration fee to pay the registration fee in connection with the filing of the Registrant’s prospectus supplement dated February 16, 2007 and filed with the SEC on February 16, 2007, and $6,140 of the unused registration fee to pay the registration fee in connection with the filing of the Registrant’s preliminary pricing supplement dated March 20, 2007 and filed with the SEC on March 20, 2007, resulting in an unused registration fee in the amount of $63,920 prior to the filing of this prospectus supplement.

SUBJECT TO COMPLETION, DATED MAY 22, 2007

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 25, 2006)
                      Shares

     % Series G Cumulative Redeemable Preferred Stock
(Liquidation Preference $25 Per Share)

We are offering to the public           shares of our  % Series G Cumulative Redeemable Preferred Stock, no par value, which we refer to in this prospectus supplement as the Series G Preferred Stock. Dividends on the Series G Preferred Stock will be cumulative from the date of original issue and payable quarterly, beginning on or about July 30, 2007, at the rate of     % per annum of its liquidation preference, or $      per annum per share of Series G Preferred Stock. However, if following a “change of control,” the Series G Preferred Stock is not listed on the New York Stock Exchange, or NYSE, or the American Stock Exchange or quoted on NASDAQ, investors will be entitled to receive cumulative cash dividends from, but not including, the first date on which both the change of control has occurred and the Series G Preferred Stock is not so listed or quoted at the increased rate of  % per annum of its liquidation preference (equivalent to $      per annum per share) for as long as the Series G Preferred Stock is not so listed or quoted.

Except in instances relating to preservation of our qualification as a real estate investment trust, or REIT, for federal income tax purposes or in connection with a “change of control,” the Series G Preferred Stock is not redeemable prior to May   , 2012. On and after May   , 2012, we may redeem the Series G Preferred Stock in whole at any time or in part from time to time at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If at any time following a “change of control,” the Series G Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ, we will have the option to redeem the Series G Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series G Preferred Stock is not so listed or quoted, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to, but not including, the redemption date. The Series G Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us.

We will file an application to list the Series G Preferred Stock on the NYSE under the symbol “UDRPrG.” If this application is approved, trading of the Series G Preferred Stock on the NYSE is expected to begin within 30 days following initial delivery of the Series G Preferred Stock.

There are restrictions on ownership of the Series G Preferred Stock intended to preserve our qualification as a REIT for federal income tax purposes. See “Description of the Series G Preferred Stock — Restrictions on Ownership” on page S-12 of this prospectus supplement.

Investing in the Series G Preferred Stock involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

	Per Share		Total

Public Offering Price		$25.0000	$
Underwriting Discounts and Commissions	$		$
Proceeds to UDR (before expenses)	$		$

Delivery of the Series G Preferred Stock in book-entry form through The Depository Trust Company will be made on or about May   , 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters a right to purchase within 30 days from the date of this prospectus supplement up to a maximum of           additional shares of our Series G Preferred Stock from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments.
Sole Book-Running Manager
Wachovia Securities
Banc of America Securities LLC
RBC Capital Markets
Stifel Nicolaus
Morgan Keegan & Company, Inc.
Wells Fargo Securities
The date of this prospectus supplement is May   , 2007

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of those documents or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. References in this prospectus supplement and the accompanying prospectus to “UDR,” “United Dominion Realty Trust, Inc.,” “United Dominion,” “we,” “us,” “our” or “the company” are to UDR, Inc.

i

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Examples of forward-looking statements also include statements regarding our expectations, beliefs, plans, goals, objectives and future financial or other performance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

Examples of factors that can affect our expectations, beliefs, plans, goals, objectives and future financial or other performance include, but are not limited to, the following:

•	unfavorable changes in apartment market and economic conditions that could adversely affect occupancy levels, rental rates or our condominium activities,

•	the failure of acquisitions to achieve anticipated results,

•	possible difficulty in selling apartment communities,

•	the timing and closing of planned dispositions under agreement,

•	competitive factors that may limit our ability to lease apartment homes or increase or maintain rents,

•	insufficient cash flow that could affect our debt financing and create refinancing risk,

•	failure to generate sufficient revenue, which could impair our debt service payments and reduce distributions to stockholders,

•	development and construction risks that may impact our profitability,

•	potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us,

•	risks from extraordinary losses for which we may not have insurance or adequate reserves,

•	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage,

•	delays in completing developments and lease-ups on schedule,

•	our failure to succeed in new markets,

•	changing interest rates, which could increase interest costs and affect the market price of our securities,

•	potential liability for environmental contamination, which could result in substantial costs to us,

•	the imposition of federal taxes if we fail to qualify as a REIT under the Internal Revenue Code of 1986, or the Internal Revenue Code, in any taxable year,

ii

•	our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on our stock price, and

•	changes in real estate laws, tax laws and other laws affecting our business.

All of the above factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each such factor on our business.

Although we believe that the assumptions underlying the forward-looking statements contained herein and in the documents incorporated by reference are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included in this document or in the documents incorporated by reference may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein and in the documents incorporated by reference, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. Before investing in the Series G Preferred Stock, you should read carefully this entire prospectus supplement and the accompanying prospectus including the risks set forth under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference herein and in the accompanying prospectus, as the same may be updated from time to time by filings under the Exchange Act that we incorporate by reference herein and in the accompanying prospectus.

Our Company

UDR, Inc. is a self administered REIT that owns, acquires, renovates, develops, and manages apartment communities nationwide. At March 31, 2007, our apartment portfolio included 244 communities with 70,325 apartment homes nationwide. We changed our corporate name from United Dominion Realty Trust, Inc. to UDR, Inc. on March 14, 2007.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series G Preferred Stock, see “Description of the Series G Preferred Stock” beginning on page S-6 of this prospectus supplement and “Description of Preferred Stock” beginning on page 18 of the accompanying prospectus.

Issuer	UDR, Inc.

Shares Offered	shares of our % Series G Cumulative Redeemable Preferred Stock, no par value ( shares if the underwriters’ over-allotment option is exercised in full).

Dividends	Dividends on each share of Series G Preferred Stock will be cumulative from the date of original issue and are payable quarterly in arrears on or about the 30th of each January, April, July and October, commencing on or about July 30, 2007, at the rate of % per annum of its liquidation preference, or $ per annum per share of Series G Preferred Stock. However, if following a “change of control,” the Series G Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), investors will be entitled to receive, when and as authorized by our Board of Directors and declared by us, out of funds legally available for the payment of distributions, cumulative cash dividends from, but not including, the first date on which both the change of control has occurred and the Series G Preferred Stock is not so listed or quoted at the increased rate of % per annum of its liquidation preference (equivalent to $ per annum per share for as long as the Series G Preferred Stock is not so listed or quoted). To see how we define change of control for this purpose, see “Description of the Series G Preferred Stock — Dividends” below.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series G Preferred Stock will have the right to receive $25.00 per share, plus an amount per share equal to accrued and unpaid dividends

(whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of our common stock.

Maturity	The Series G Preferred Stock has no maturity date and we are not required to redeem the Series G Preferred Stock. Accordingly, the Series G Preferred Stock will remain outstanding indefinitely, unless we decide to redeem them. We are not required to set aside funds to redeem the Series G Preferred Stock.

Ranking	The Series G Preferred Stock will rank senior to our common stock and any other junior shares that we may issue in the future, and on parity with any other parity shares that we may issue in the future, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up.

Conversion	The Series G Preferred Stock is not convertible into or exchangeable for any property or any other securities.

Optional Redemption	Except in instances relating to preservation of our qualification as a REIT or pursuant to our special optional redemption right discussed below, the Series G Preferred Stock is not redeemable prior to May , 2012. On and after May , 2012, we may redeem the Series G Preferred Stock, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

Special Optional Redemption	If at any time following a “change of control,” the Series G Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), we will have the option to redeem the Series G Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series G Preferred Stock is not so listed or quoted, for cash at $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. To see how we define change of control for this purpose, see “Description of the Series G Preferred Stock — Dividends” below.

Voting Rights	Holders of the Series G Preferred Stock will generally have no voting rights. However, if dividends on the Series G Preferred Stock are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of the Series G Preferred Stock (voting separately as a class with the holders of any other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two members to serve on our Board of Directors until we pay (or declare and set aside for payment) all dividends that are then in arrears. In addition, certain changes that would be material and adverse to the rights of holders of the Series G Preferred Stock cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding shares of Series G Preferred Stock, voting as a single class.

Listing	We will file an application to list the Series G Preferred Stock on the NYSE under the symbol “UDRPrG.” We expect trading of the shares of Series G Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the date of the initial delivery of the shares.

Use of Proceeds	We intend to use the net proceeds from this offering to fund the redemption of the outstanding shares of our 8.60% Series B Cumulative Redeemable Preferred Stock, to repay outstanding indebtedness under our $500 million unsecured revolving credit facility or for other general corporate purposes, which may include repurchasing our common stock.

Restrictions on Ownership	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter contains ownership and transfer restrictions relating to our stock. These restrictions include a provision that generally limits ownership by any person of more than 9.9% of the value of our outstanding equity stock, unless our Board of Directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock. Shares owned in excess of such limit will be deemed “excess stock” pursuant to our charter, in which case the applicable holder will lose certain ownership rights with respect to such shares. See “Description of the Series G Preferred Stock — Restrictions on Ownership” below for additional information about these restrictions.

Settlement Date	Delivery of the shares of Series G Preferred Stock will be made against payment therefor on or about May , 2007.

Form	The Series G Preferred Stock will be maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except in limited circumstances.

Risk Factors	You should read carefully the risks set forth under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for certain considerations relevant to an investment in the Series G Preferred Stock.

RISK FACTORS

Investing in the Series G Preferred Stock involves risks. Before investing in the Series G Preferred Stock, you should carefully consider, among other matters, the risk factors below and under the caption “Risk Factors” beginning on page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by filings under the Exchange Act that we incorporate by reference herein and in the accompanying prospectus.

The market value of the Series G Preferred Stock could be materially adversely affected by various factors.

The Series G Preferred Stock is a new issue of securities with no established trading market. We will apply to list the Series G Preferred Stock on the NYSE. However, an active trading market on the NYSE for the Series G Preferred Stock may not develop or, if it does develop, may not last, in which case the trading price of the Series G Preferred Stock could be adversely affected. If an active trading market does develop on the NYSE, the Series G Preferred Stock may trade at prices lower than the initial offering price. The trading price of our Series G Preferred Stock would depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of debt or preferred equity securities; and

•	our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in the Series G Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series G Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on the Series G Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any series of preferred stock then outstanding, if any, with preferences senior to those of the Series G Preferred Stock.

Dividends payable by REITs do not qualify for the reduced tax rates applicable to regular corporate dividends.

Legislation enacted in 2003 and 2006 generally reduced the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates from 38.6% to 15.0% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our preferred stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $      million, or approximately $      million if the underwriters exercise their over-allotment option in full, in each case after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering to fund the redemption of all of the outstanding shares of our 8.60% Series B Cumulative Redeemable Preferred Stock, to repay outstanding indebtedness under our $500 million unsecured revolving credit facility or for other general corporate purposes, which may include repurchasing our common stock. The Series B Preferred Stock will be redeemed for a cash redemption price of $25.00 per share, plus accrued and unpaid dividends to the redemption date, which is May 29, 2007. There are currently 5,416,009 shares of our Series B Preferred Stock issued and outstanding.

Our $500 million unsecured revolving credit facility matures in May 2008 and, at our option, can be extended for an additional year. We have the right to increase the credit facility to $750 million under certain circumstances. Based on our current credit ratings, the credit facility bears interest at a rate equal to LIBOR plus 57.5 basis points. As of May 18, 2007, $147.8 million was outstanding under the credit facility leaving $352.2 million of unused capacity. Amounts repaid under the unsecured revolving credit facility may be reborrowed.

Certain of the underwriters or their affiliates are lenders under our $500 million unsecured revolving credit facility. If we use a portion of the net proceeds to repay outstanding indebtedness under our $500 million unsecured revolving credit facility, these underwriters or their affiliates will receive a portion of the proceeds of this offering used to reduce amounts outstanding thereunder.

DESCRIPTION OF THE SERIES G PREFERRED STOCK

The description of certain terms and provisions of the Series G Preferred Stock contained in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our charter, including the Articles Supplementary setting forth the particular terms of the Series G Preferred Stock, our bylaws and Maryland law. The following description of the particular terms of the Series G Preferred Stock supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

Our charter authorizes the issuance of up to 50,000,000 shares of preferred stock, without par value. The shares of preferred stock may be issued from time to time in one or more series, without stockholder approval, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as established by our Board of Directors.

As permitted by Maryland law, our charter authorizes our Board of Directors, without any action by our stockholders, to amend our charter from time to time to increase or decrease the aggregate number of shares of stock of any class or series that we are authorized to issue.

Prior to the completion of this offering, we will supplement our charter to classify           shares of our authorized preferred stock as Series G Preferred Stock and authorize the issuance thereof. When issued, the Series G Preferred Stock will be validly issued, fully paid and nonassessable. The holders of Series G Preferred Stock will have no preemptive rights with respect to any shares of our stock or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Series G Preferred Stock will not be subject to any sinking fund and we will have no obligation to redeem or retire the Series G Preferred Stock. Unless redeemed by us, the Series G Preferred Stock will have a perpetual term, with no maturity. The Articles Supplementary establishing the Series G Preferred Stock permit us to “reopen” this series, without the consent of the holders of the Series G Preferred Stock, in order to issue additional shares of Series G Preferred Stock from time to time. Thus, we may in the future issue additional shares of Series G Preferred Stock without your consent. Any additional shares of Series G Preferred Stock will have the same terms as the shares of Series G Preferred Stock being issued in this offering. These additional shares of Series G Preferred Stock will, together with the shares of Series G Preferred Stock being issued in this offering, constitute a single series of securities.

We will file an application to list the Series G Preferred Stock on the NYSE under the symbol “UDRPrG.” We expect trading of the shares of Series G Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the date of initial delivery of the shares. See “Underwriting” for a discussion of the expected trading of the Series G Preferred Stock on the NYSE.

Ranking

The Series G Preferred Stock will rank senior to the Junior Shares (as defined under “— Dividends” below), including shares of our common stock, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any shares of Series G Preferred Stock are outstanding, we may not authorize or create any class or series of capital stock that ranks senior to the Series G Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series G Preferred Stock voting as a single class. However, we may create additional classes or series of stock, amend our charter to increase the authorized number of shares of preferred stock or issue series of preferred stock ranking on parity with the Series G Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up (“Parity Shares”) without the consent of any holder of Series G Preferred Stock. See “ — Voting Rights” below for a discussion of the voting rights applicable if we seek to create any class or series of preferred stock senior to the Series G Preferred Stock.

We currently have the following Parity Shares issued and outstanding: 5,416,009 shares of our 8.60% Series B Cumulative Redeemable Preferred Stock, and 2,803,812 shares of our Series E Cumulative Convertible Preferred Stock. Net proceeds from this offering will be used to fund the redemption of all of our outstanding Series B Preferred Stock, to repay outstanding indebtedness under our $500 million unsecured revolving credit facility or for other general corporate purposes, which may include repurchasing our common stock. See “Use of Proceeds.”

Dividends

Holders of Series G Preferred Stock will be entitled to receive, when, as and if authorized by our Board of Directors, out of funds legally available for payment, and declared by us, cumulative cash dividends at the rate of  % per annum per share of its liquidation preference (equivalent to $      per annum per share of Series G Preferred Stock). However, if following a “change of control” (as defined below), the Series G Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), holders of the Series G Preferred Stock will be entitled to receive, when and as authorized by our Board of Directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends from, but not including, the first date on which both the change of control has occurred and the Series G Preferred Stock is not so listed or quoted at the increased rate of  % per annum of its liquidation preference, equivalent to $      per annum per share of Series G Preferred Stock for as long as the Series G Preferred Stock is not so listed or quoted. Dividends on each share of Series G Preferred Stock will be cumulative from the date of original issue and are payable quarterly in arrears on or about the 30th of each January, April, July and October, commencing on or about July 30, 2007 at the then applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the Articles Supplementary, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record date, not exceeding 30 days preceding the payment dates thereof as fixed by our Board of Directors. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there shall be funds of UDR legally available for the payment of such dividends. Accumulations of dividends on the Series G Preferred Stock will not bear interest and holders of the Series G Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends. Dividends payable on the Series G Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series G Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four.

No dividend will be declared or paid on any Parity Shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series G Preferred Stock for all prior dividend periods; provided, however, that if accrued dividends on the Series G Preferred Stock for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on the Series G Preferred Stock for any dividend period and on any Parity Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series G Preferred Stock and such Parity Shares. All of our dividends on the Series G Preferred Stock, including any capital gain dividends, will be credited first to the earliest accrued and unpaid dividend date.

Our Board of Directors will not authorize and we will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares (other than in shares of Junior Shares) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of shares of common stock made for purposes of an employee incentive or benefit plan of UDR or any subsidiary, or a conversion into or exchange for Junior Shares or redemptions for the purpose of preserving our qualification as a REIT), unless all cumulative dividends with respect to the Series G Preferred Stock and any Parity Shares at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

As used herein, (i) the term “dividend” does not include dividends payable solely in shares of Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, and (ii) the term “Junior Shares” means our common stock, and any other class of our capital stock now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series G Preferred Stock.

A “change of control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of our total voting stock; (ii) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) the date of the consummation of a merger or stock exchange of our company with another entity where our stockholders immediately prior to the merger or stock exchange would not beneficially own, immediately after the merger or stock exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or stock exchange would be entitled in the election of directors, or where members of our Board of Directors immediately prior to the merger or stock exchange would not immediately after the merger or stock exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or stock exchange. “Voting stock” shall mean stock of any class or kind having the power to vote generally in the election of directors.

Optional Redemption

We may not redeem the Series G Preferred Stock prior to May   , 2012, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or at any time the Series G Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation service) following a “change of control.” For further information regarding these exceptions, see “— Special Optional Redemption” below and “— Restrictions on Ownership” below. On or after May   , 2012, we, at our option upon not less than 30 nor more than 60 days written notice, may redeem the Series G Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to, but not including, the date fixed for redemption, without interest.

A notice of redemption (which may be contingent on the occurrence of a future event) will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Stock at their respective addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series G Preferred Stock to be redeemed;

•	the place or places where the certificates evidencing the shares of Series G Preferred Stock are to be surrendered for payment; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.

If fewer than all the shares of Series G Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series G Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or by any other equitable method we may choose.

On the redemption date, we must pay on each share of Series G Preferred Stock to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series G Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the two preceding sentences, no payment or allowance will be made for unpaid dividends, whether or not in arrears, on any Series G Preferred Stock called for redemption.

If full cumulative dividends on the Series G Preferred Stock and any Parity Shares have not been paid or declared and set apart for payment, the Series G Preferred Stock may not be redeemed in part and we may not purchase, redeem or otherwise acquire Series G Preferred Stock or any Parity Shares other than in exchange for Junior Shares; provided, however, that the foregoing shall not prevent the purchase by us of shares held in excess of the limits in our charter in order to ensure that we continue to meet the requirements for qualification as a REIT. See “— Restrictions on Ownership” below.

On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of Series G Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Series G Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares on the corresponding dividend payment date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series G Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Special Optional Redemption

If at any time following a “change of control” (as defined under “— Dividends” above), the Series G Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation service), we will have the option to redeem the Series G Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series G Preferred Stock is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

A notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Stock at their respective addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of the shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the place or places where the certificates evidencing the shares of Series G Preferred Stock are to be surrendered for payment; and

•	that dividends on the shares will cease to accrue on such redemption date.

On the redemption date, we must pay on each share of Series G Preferred Stock any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series G Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the two preceding sentences, no payment or allowance will be made for unpaid dividends, whether or not in arrears, on any Series G Preferred Stock called for redemption.

If full cumulative dividends on the Series G Preferred Stock and any Parity Shares have not been paid or declared and set apart for payment, we may not purchase, redeem or otherwise acquire Series G Preferred Stock or any Parity Shares other than in exchange for Junior Shares; provided, however, that the foregoing shall not prevent the purchase by us of shares held in excess of the limits in our charter in order to ensure that we continue to meet the requirements for qualification as a REIT. See “— Restrictions on Ownership” below.

On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of Series G Preferred Stock (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Series G Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares on the corresponding dividend payment date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series G Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Liquidation Preference

The holders of Series G Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of UDR, whether voluntary or involuntary, $25.00 per share of Series G Preferred Stock, which we refer to in this prospectus supplement as the “Liquidation Preference,” plus an amount per share of Series G Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders.

Until the holders of Series G Preferred Stock have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of UDR. If, upon any liquidation, dissolution or winding up of UDR, our assets, or proceeds thereof, distributable among the holders of the Series G Preferred Stock are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other shares of Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series G Preferred Stock and any such Parity Shares ratably in accordance with the respective amounts which would be payable on such Series G Preferred Stock and any such Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of UDR with one or more entities, (ii) a statutory stock exchange by UDR or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of UDR.

Voting Rights

Except as indicated below, the holders of Series G Preferred Stock will have no voting rights.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series G Preferred Stock are in arrears, whether or not earned or declared, the number of members then constituting our Board of Directors will be increased by two and the holders of Series G Preferred Stock, voting together as a class with the holders of any other series of Parity Shares upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Shares”), will have the right to elect two additional board members at an annual meeting of stockholders or a properly called special meeting of the holders of the Series G Preferred Stock and such Voting Preferred Shares and at each subsequent annual meeting of stockholders until all such dividends and dividends for the then current quarterly period on the Series G Preferred Stock and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series G Preferred Stock and the Voting Preferred Shares then outstanding have been paid and full dividends on the Series G Preferred Stock and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series G Preferred Stock and the Voting Preferred Shares to elect two additional board members will cease, the terms of office of the board members will forthwith terminate and the number of members of the Board of Directors will be reduced accordingly. However, the right of the holders of the Series G Preferred Stock and the Voting Preferred Shares to elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Series G Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed.

In addition, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series G Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, is required (i) to amend, alter or repeal any provisions of our charter or the Articles Supplementary relating to the Series G Preferred Stock, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series G Preferred Stock, unless in connection with any such amendment, alteration or repeal, the Series G Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series G Preferred Stock, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital stock having rights senior to the Series G Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, we may create additional classes of Parity Shares and Junior Shares, amend our charter to increase the authorized number of shares of Parity Shares (including the Series G Preferred Stock) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series G Preferred Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series G Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series G Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933 and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series G Preferred Stock. We will mail (or otherwise provide) the information to the holders of Series G Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission, or SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Conversion Rights

The Series G Preferred Stock is not convertible into or exchangeable for any other property or any other securities.

Restrictions on Ownership

For us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year.

Our charter contains ownership and transfer restrictions relating to our stock primarily to assist us in complying with these requirement. These restrictions include a provision that generally limits ownership by any person of more than 9.9% of the value of our outstanding equity stock, unless our Board of Directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock. Shares owned in excess of such limit will be deemed “excess stock” pursuant to our charter, in which case the applicable holder will lose certain ownership rights with respect to such shares.

Book-Entry Procedures

The Depository Trust Company, which we refer to herein as DTC, will act as securities depositary for the Series G Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Series G Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series G Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series G Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in the Series G Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series G Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the Series G Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series G Preferred Stock on DTC’s records. You, as the actual owner of the Series G Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series G Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series G Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the Series G Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series G Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the shares of Series G Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of Series G Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series G Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Series G Preferred Stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividend payments on the Series G Preferred Stock will be made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series G Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series G Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series G Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series G Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures.  Initial settlement for the Series G Preferred Stock will be made in immediately available funds. Secondary market trading between DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for the Series G Preferred Stock is Wells Fargo Shareowner Services, South St. Paul, Minnesota.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations with respect to the ownership of our Series G Preferred Stock.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our Series G Preferred Stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if: (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Series G Preferred Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our Series G Preferred Stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our Series G Preferred Stock by the partnership.

Taxation of U.S. Stockholders on Distributions on Our Series G Preferred Stock

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends, including dividends on our Series G Preferred Stock, and then to our common stock dividends.

Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15.0% tax rate for “qualified dividend income.” Legislation enacted in 2003 and 2006 reduced the maximum tax rate for qualified dividend income from 38.6% to 15.0% for tax years 2003 through 2010. Without future congressional action, the maximum tax rate on qualified dividend income will be 39.6% in 2011. Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our net taxable income distributed to our stockholders, our dividends generally will not be eligible for the 15.0% rate on qualified dividend income. As a result, our ordinary dividends will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 35.0%. However, the 15.0% tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as certain taxable REIT subsidiaries; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our net taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our Series G Preferred Stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our Series G Preferred Stock become ex-dividend (or, if the dividends are attributable to periods aggregating in excess of 366 days, more than 90 days during the 181-day period beginning on the date that is 90 days before the date on which our Series G Preferred Stock becomes ex-dividend).

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our Series G Preferred Stock. We generally will designate our capital gain dividends as either 15.0% or 25.0% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20.0% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s Series G Preferred Stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its Series G Preferred Stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the Series G Preferred Stock has been held for one year or less, assuming the Series G Preferred Stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income. Taxable distributions from us and gain from the disposition of our Series G Preferred Stock will not be treated as passive activity income, and therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our Series G Preferred Stock, against such income. In addition, taxable distributions from us and gain from the disposition of our Series G Preferred Stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 15.0% tax rate applicable to capital gains of most domestic non-corporate investors). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Stockholders on the Disposition of Series G Preferred Stock

Upon any taxable sale or other disposition of Series G Preferred Stock, a U.S. stockholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property on the sale or other disposition and (2) the U.S. stockholder’s adjusted basis in the Series G Preferred Stock for tax purposes. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our Series G Preferred Stock as long-term capital gain or loss if the U.S. stockholder has held the Series G Preferred Stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of Series G Preferred Stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the Series G Preferred Stock may be disallowed if the U.S. stockholder purchases other Series G Preferred Stock within 30 days before or after the disposition. In addition, the ability to otherwise deduct capital losses can be subject to limitations under the Internal Revenue Code.

Taxation of U.S. Stockholders on a Redemption of Series G Preferred Stock

A redemption of the Series G Preferred Stock will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale of the Series G Preferred Stock (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of U.S. Stockholders on the Disposition of Series G Preferred Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of our stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular holder of the Series G Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment.

If a redemption of the Series G Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above in “— Taxation of U.S. Stockholders on Distributions on our Series G Preferred Stock.” In that case, a stockholder’s adjusted tax basis in the redeemed Series G Preferred Stock will be transferred to such stockholder’s remaining stock holdings in us. If the stockholder does not retain any of our shares, such basis could be transferred to a related person that holds our stock or it may be lost.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 35.0%. However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 15.0% (through 2010). The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25.0% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15.0% or 25.0% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the Internal Revenue Service, or IRS, the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28.0% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its investment in our Series G Preferred Stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. In addition, our dividends that are attributable to excess inclusion income will constitute unrelated business taxable income in the hands of most tax-exempt stockholders. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either: (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, and other foreign stockholders (collectively, “non-U.S. stockholders”) are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our Series G Preferred Stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (or if a tax treaty applies, a permanent establishment), the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its Series G Preferred Stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its Series G Preferred Stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its Series G Preferred Stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a “United States real property interest” under special provisions of the federal income tax laws referred to as FIRPTA. The term “United States real property interest” includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

Capital gain distributions to the holders of Series G Preferred Stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as: (1) our Series G Preferred Stock is “regularly traded” on an established securities market in the United States; and (2) the non-U.S. stockholder did not own more than 5% of our Series G Preferred Stock at any time during the one-year period prior to the distribution. As a result, non-U.S. stockholders owning 5% or less of our Series G Preferred Stock generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our Series G Preferred Stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of our Series G Preferred Stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of our Series G Preferred Stock during the 30 day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our Series G Preferred Stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our Series G Preferred Stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that that test will be met. However, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our Series G Preferred Stock at all times during a specified testing period will not incur tax under FIRPTA if our Series G Preferred Stock is “regularly traded” on an established securities market in the United States. Because we expect our Series G Preferred Stock will be regularly traded on an established securities market in the United States following this offering, a non-U.S. stockholder will not incur tax under FIRPTA with respect to any such gain unless it owns, actually or constructively, more than 5% of our Series G Preferred Stock. If the gain on the sale of our Series G Preferred Stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. stockholder that is a corporation. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Information Reporting and Backup Withholding.  Backup withholding will apply to dividend payments made to a non-U.S. stockholder of Series G Preferred Stock unless the holder has certified that it is not a U.S. person and the payor has no actual knowledge that the owner is not a non-U.S. person. Information reporting generally will apply with respect to dividend payments even if certification is provided. Payment of the proceeds from a disposition of our shares by a non-U.S. stockholder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. person or otherwise establishes an exemption.

Generally, IRS information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our shares are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the non-U.S. holder satisfies certification requirements regarding its status as a non-U.S. person and the broker-dealer has no actual knowledge that the owner is not a non-U.S. person. A non-U.S. stockholder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury regulations.

Other Tax Considerations

Possible Legislative or Other Actions Affecting Tax Considerations. Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Taxes.  We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Series G Preferred Stock.

UNDERWRITING

Wachovia Capital Markets, LLC is acting as the sole book-running manager of the offering and is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter below has severally agreed to purchase from us the following respective number of shares of Series G Preferred Stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Number of
Underwriter	Shares

Wachovia Capital Markets, LLC
Banc of America Securities LLC
RBC Dain Rauscher Inc.
Stifel, Nicolaus & Company, Incorporated
Morgan Keegan & Company, Inc.
Wells Fargo Securities, LLC

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the Series G Preferred Stock offered hereby are subject to certain conditions precedent, including the receipt of certain certificates, opinions and letters from us, our attorneys and independent accountants. The underwriting agreement provides that the underwriters will purchase all of the Series G Preferred Stock offered by this prospectus supplement, other than those covered by the over-allotment option described below, if any of these shares are purchased.

The underwriters initially propose to offer the Series G Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $      per share. The underwriters may allow, and these dealers may re-allow, a concession of not more than $      per share to other dealers. After the initial offering of the Series G Preferred Stock, the offering price and other selling terms may be varied by the underwriters from time to time.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to      additional shares of Series G Preferred Stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the Series G Preferred Stock offered by this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of Series G Preferred Stock as the number of shares of Series G Preferred Stock to be purchased by it in the above table bears to the      shares of Series G Preferred Stock offered by this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of Series G Preferred Stock to the underwriters to the extent the option is exercised. If any additional shares of Series G Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the      shares are being offered.

The following table shows the per share and total public offering price, underwriting discounts and proceeds, before expenses, to us, assuming either no exercise or full exercise by the underwriters of their over-allotment option.

Total Fee
			Without	With Full
			Exercise of	Exercise of
			Over-Allotment	Over-Allotment
	Per Share		Option	Option

Public offering price		$25.0000	$	$
Underwriting discounts and commissions	$		$	$
Proceeds to us (before expenses)	$		$	$

In addition, we estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $250,000 and are payable by us.

We will file an application to list the Series G Preferred Stock on the NYSE under the symbol “UDRPrG”. We expect trading of the Series G Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the initial delivery of the shares. The underwriters have advised us that they intend to make a market in the shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the Series G Preferred Stock, however, and may cease market making activities, if commenced, at any time.

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

We have agreed, subject to limited exceptions, not to, directly or indirectly, offer, pledge, sell, contract to sell, otherwise dispose of, sell or grant any option, purchase any option, grant any purchase right or warrant or enter into any share or other agreement that transfers, in whole or in part, the economic consequences of ownership of, any of our preferred securities that are substantially similar to the Series G Preferred Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, any such substantially similar securities without the prior written consent of Wachovia Capital Markets, LLC, for a period of 60 days after the initial issuance of the Series G Preferred Stock. The foregoing restrictions do not apply to the redemption of our Series B Preferred Stock.

In connection with the offering, the underwriters may purchase and sell our Series G Preferred Stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

•	Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Series G Preferred Stock from us in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•	Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of this offering.

•	Stabilizing transactions consist of various bids for or purchases of our Series G Preferred Stock made by the underwriters in the open market prior to the completion of this offering.

•	The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative of the underwriters has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

•	Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our Series G Preferred Stock. Additionally, these purchases, along with the imposition of a penalty bid, may stabilize, maintain or otherwise affect the market price of our Series G Preferred Stock. As a result, the price of our Series G Preferred Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise and may be discontinued at any time.

The underwriters and their affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services for us for which they have received or will receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with us and perform other services for us in the ordinary course of their businesses. Certain of the underwriters or their affiliates are lenders under our $500 million unsecured revolving credit facility. As described above, we intend to use the net proceeds from this offering to fund the redemption of the outstanding shares of our Series B Preferred Stock, to repay borrowings outstanding under our credit facility or for other general corporate purposes, which may include repurchasing our common stock. If we use a portion of the net proceeds to repay outstanding indebtedness under our $500 million unsecured revolving credit facility, these underwriters or their affiliates will receive a portion of the net proceeds from this offering through the repayment of borrowings under our credit facility.

We expect that delivery of the Series G Preferred Stock will be made against payment therefor on or about May   , 2007, which will be the       business day following the date hereof (this settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series G Preferred Stock on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the Series G Preferred Stock initially will settle in T+  to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.

You can inspect our reports, proxy statements and other information that we file at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference herein is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information. The following documents filed with the SEC are incorporated by reference in this prospectus supplement and the accompanying prospectus (Commission File No. 1-10524), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 1, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 10, 2007;

•	Current Reports on Form 8-K filed on February 16, 2007, March 15, 2007, March 19, 2007 (Item 8.01 information only), March 22, 2007, April 24, 2007 and May 18, 2007;

•	our definitive proxy statement dated March 26, 2007, filed on March 23, 2007 in connection with our Annual Meeting of Stockholders held on May 8, 2007;

•	the description of our capital stock contained in our Registration Statement on Form 8-A/A dated and filed on November 7, 2005, and all amendments or reports filed with the SEC for the purpose of updating such description;

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or 7.01 of Form 8-K) after the date of this prospectus supplement and prior to the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any of the documents referred to above by written or oral request. To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write to UDR, Inc., 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129, Attention: Investor Relations, telephone number (720) 283-6120. We also maintain a website that contains additional information about us (http://www.udr.com). Information on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

The validity of the Series G Preferred Stock offered hereby and certain U.S. federal income tax matters will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in our Current Report on Form 8-K filed on May 18, 2007, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

We may from time to time offer and sell common stock, preferred stock, debt securities, warrants and purchase contracts, as well as units that include any of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of the securities and the terms of the offering in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer and sell these securities on a delayed or continuous to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. In addition, this prospectus may be used to offer any of these securities for the account of persons other than us as provided in the applicable prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Our common stock is traded on the New York Stock Exchange under the symbol “UDR.”

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

January 25, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed on Form S-3 with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about their public reference room and their copy charges. Our reports, proxy statements and other information about us may also be inspected at:

The New York Stock Exchange
20 Broad Street
New York, New York 10005

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede the information contained in this prospectus.

We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 1-10524), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2004.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

•	Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 11, 2005, March 22, 2005, April 6, 2005, May 9, 2005, May 19, 2005, May 27, 2005, August 1, 2005, August 11, 2005, November 15, 2005, December 5, 2005, December 14, 2005, December 19, 2005, December 23, 2005, and January 6, 2006.

•	Our definitive Proxy Statement dated April 1, 2005, filed in connection with our Annual Meeting of Stockholders held on May 3, 2005.

•	The description of our capital stock contained in our Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005, including any amendments or reports filed with the SEC for the purpose of updating such description.

We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus and prior to the termination of this offering. In no event, however, will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any of the documents referred to above by written or oral request to:

United Dominion Realty Trust, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Attention: Investor Relations
Telephone: (720) 283-6120

We maintain a web site at www.udrt.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus or any other document we file with or furnish to the SEC.

UNITED DOMINION REALTY TRUST, INC.

We are a self-administered real estate investment trust, or REIT, that owns, acquires, renovates, develops and manages apartment communities nationwide. As of December 31, 2005, our portfolio included 259 communities with a total of 74,875 apartment homes nationwide.

We have elected to be taxed as a REIT under the applicable provisions of the Internal Revenue Code of 1986, or the “Code.” To continue to qualify as a REIT under the Code, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, our income be derived primarily from real estate assets, and that we distribute at least 90% of our REIT taxable income (other than our net capital gain) to our stockholders. As a qualified REIT, we generally will not be subject to U.S. federal income taxes on our REIT taxable income to the extent we distribute such income to our stockholders.

We were formed in 1972 as a Virginia corporation and reincorporated in the State of Maryland in June 2003. Our principal executive offices are located at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129. The telephone number of our principal executive offices is (720) 283-6120. Our corporate headquarters is located at 400 East Cary Street, Richmond, Virginia 23219. The telephone number of our corporate headquarters is (804) 780-2691.

RISK FACTORS

Investing in our securities involves risks. Before purchasing our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Factors Affecting Our Business and Prospects” in the “Business” section of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, funding improvements to properties, and acquiring and developing additional properties. Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing securities.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY OFFER

We may offer and sell, at any time and from time to time:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities,

•	shares of our common stock, par value $.01 per share,

•	shares of our preferred stock, without par value,

•	warrants to purchase our common stock, preferred stock or debt securities,

•	purchase contracts,

•	units that include any of these securities, and

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities, preferred stock, warrants and purchase contracts that are convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case under an indenture entered into between us and a trustee. The debt securities will be our direct obligations. We will describe the particular terms of each series of debt securities offered, including a description of the material terms of the applicable indenture, in a prospectus supplement. This description will contain all or some of the following, as applicable:

•	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities,

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized,

•	the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities,

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion,

•	if convertible, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of our capital stock into which the debt securities are convertible,

•	the denominations of the debt securities, if other than denominations of an integral multiple of $1,000,

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities,

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months,

•	the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture,

•	any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option,

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation,

•	if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies,

•	whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts,

•	whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at the election of United Dominion or a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable,

•	provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events,

•	any deletions from, modifications of or additions to the events of default or covenants of United Dominion with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture,

•	whether the debt securities will be issued in certificated or book-entry form,

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture,

•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option,

•	any restrictions or condition on the transferability of the debt securities,

•	the exchanges, if any, on which the debt securities may be listed,

•	the trustee, authenticating or paying agent, transfer agent or registrar, and

•	any other material terms of the debt securities and the applicable indenture.

The debt securities may be original issue discount securities, which are debt securities that may provide for less than their entire principal amount to be payable upon declaration of acceleration of their maturity. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, we will issue our senior debt securities under an indenture dated as of November 1, 1995, between us and the trustee under the indenture, which is U.S. Bank National Association, formerly Wachovia Bank, National Association (formerly First Union National Bank). We refer to this indenture as the “Senior Indenture.” Unless we specify otherwise in the applicable prospectus supplement, we will issue our subordinated debt securities under the indenture dated as of August 1, 1994, between us and the trustee under the indenture, which is SunTrust Bank (formerly known as Crestar Bank). We refer to this indenture as the “Subordinated Indenture.” The Senior Indenture and the Subordinated Indenture are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” As trustees, U.S. Bank and SunTrust Bank serve two roles. First, the trustees can enforce your rights against us if we default on the debt securities. Second, the trustees assist in administering our obligations under the debt securities, such as payments of interest.

Below, we describe the Indentures and summarize some of their provisions. However, we have not described every aspect of the Indentures or the debt securities that we may issue under the Indentures. You should refer to the actual Indentures for a complete description of their provisions and the definitions of terms used in them. In this prospectus, we provide only the definitions for some of the more important terms in the Indentures. Wherever we refer to defined terms of the Indentures in this prospectus or in the prospectus supplement, we are incorporating by reference those defined terms. The Senior Indenture and Subordinated Indenture are exhibits to the registration statement of which this prospectus is a part.

General Terms

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, except that the Senior Indenture contains limitations on the amount of indebtedness that we may incur, as described in more detail below.

The senior debt securities issued under the Senior Indenture will be unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities issued under the Subordinated Indenture will be our unsecured obligations and will be subordinated in right of payment to all senior debt.

Each Indenture allows for any one or more series of debt securities to have one or more trustees. Any trustee under either Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other trustee. Unless this prospectus or the applicable prospectus supplement states differently, each trustee of a series of debt securities may take any action that we may take under the applicable Indenture.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states differently, the debt securities of any series issued under an Indenture in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless the prospectus supplement states otherwise, the debt securities of any series issued under an Indenture in bearer form will be issuable in denominations of $5,000.

Unless otherwise provided in the applicable prospectus supplement, the trustees will pay the principal of and any premium and interest on the debt securities issued under an Indenture and will register the transfer of any debt securities at their offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.

Any interest on the debt securities not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. We will set the special record date and give the holder of the debt security at least 10 days’ prior notice. In the alternative, this defaulted interest may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

Subject to any limitations imposed upon debt securities issued under an Indenture in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued under an Indenture in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Debt securities surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities issued under an Indenture.

Neither we nor the trustees under the Indentures will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption,

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part, or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of the debt security not to be repaid.

Merger, Consolidation or Sale

The Indentures generally provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•	either we will be the continuing entity, or the successor entity formed by or resulting from the consolidation or merger or that will have received the transfer of the assets is an entity organized and existing under the laws of the United States or any state and will expressly assume payment of the principal of, and any premium or make-whole amount, if any, and interest on all of the debt securities issued under the Indenture and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture,

•	immediately after giving effect to the transaction and treating any resulting indebtedness that becomes our or any subsidiary’s obligation as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing, and

•	we receive an Officers’ Certificate and legal opinion as to compliance with these conditions.

Covenants Under the Senior Indenture

The Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of, without duplication:

•	our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC, or, if the filing is not permitted under the Exchange Act, with the trustee, prior to the incurrence of the additional Debt, and

•	the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.

In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any subsidiary’s property if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or any subsidiary’s property is greater than 40% of our Total Assets.

In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred will have been less than 1.5, on a pro forma basis after giving effect to the Debt and to the application of the proceeds from the Debt, and calculated on the assumption that:

•	the Debt and any other Debt incurred since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of the period,

•	our repayment or retirement of any other Debt since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period, except that, in making the computation, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of the Debt during the period,

•	in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation, and

•	in the case of our acquisition or disposition of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

The Subordinated Indenture does not limit the incurrence of Debt.

The following terms used in the covenants summarized above have the indicated meanings:

“Acquired Debt” means Debt of a person (i) existing at the time the person becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a subsidiary or the acquisition. Acquired Debt will be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

“Annual Service Charge” as of any date means the maximum amount that is payable in any period for interest on, and original issue discount of, our Debt and the amount of dividends that are payable in respect of any Disqualified Stock (as defined below).

“Capital Stock” means, with respect to any person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of the person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any capital stock.

“Consolidated Income Available for Debt Service” for any period means Funds From Operations (as defined below) plus amounts that have been deducted for interest on Debt.

“Debt” of United Dominion or any subsidiary means any indebtedness of United Dominion, or any subsidiary, whether or not contingent, in respect of, without duplication:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by United Dominion or any subsidiary,

•	the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

•	the principal amount of all obligations of United Dominion or any subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or

•	any lease of property by United Dominion or any subsidiary as lessee that is reflected on United Dominion’s consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under the first three bullet points above, that any of the items, other than letters of credit, would appear as a liability on United Dominion’s consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of United Dominion or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, debt of another person, other than United Dominion or any subsidiary.

Debt will be deemed to be incurred by us or any subsidiary whenever we or a subsidiary creates, assumes, guarantees or otherwise becomes liable for that Debt.

“Disqualified Stock” means, with respect to any person, any capital stock of the person that by the terms of the capital stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:

•	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

•	is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or

•	is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of debt securities.

“Funds From Operations” for any period means income before gains or losses on investments and extraordinary items plus amounts that have been deducted, and minus amounts that have been added, for the following items, without duplication:

•	provision for preferred stock dividends,

•	provision for property depreciation and amortization, and

•	the effect of any adjustments for significant non-recurring items, including any noncash charge resulting from a change in accounting principles in determining income before gains or losses on investments and extraordinary items for the period, as reflected in our financial statements for the period determined on a consolidated basis in accordance with generally accepted accounting principles.

“Total Assets” as of any date means the sum of:

•	our Undepreciated Real Estate Assets, and

•	all of our other assets determined in accordance with generally accepted accounting principles, but excluding intangibles.

“Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of our real estate assets on the date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

Except as described above, the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, our Articles of Restatement, referred to in this prospectus as our charter, contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT for U.S. federal income tax purposes. The Code generally provides that concentration of more than 50% in value of direct or indirect ownership of our stock in five or fewer individual stockholders during the last six months of any year, or ownership of our stock by fewer than 100 persons on more than a limited number of days during any taxable year, will result in our disqualification as a REIT for such purposes. Provisions of our charter that are intended to prevent concentration of ownership may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of United Dominion that are described in this section, including any addition of a covenant or other provision providing event risk or similar protection.

Covenants Under Both Indentures

Each Indenture includes the following covenants:

Existence.  Except as described above under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights, both under our charter and statutory, and franchises. However, we will not be required to preserve any right or franchise if our board of directors determines that its preservation is no longer desirable in the conduct of our business and the business of our subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities of any series.

Maintenance of Properties.  We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that our business may be properly and advantageously conducted at all times. However, we will not be prevented from selling or otherwise disposing of for value our properties in the ordinary course of business.

Insurance.  We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with financially sound and reputable insurance companies.

Payment of Taxes and Other Claims.  We will pay or discharge or cause to be paid or discharged, before the same becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any subsidiary’s income, profits or property, and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our or any subsidiary’s property.

However, we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information.  Whether or not we are subject to Sections 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 and 15(d) if we were subject to those Sections. We will also in any event:

•	within 15 days of each required filing date

•	transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

•	file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

•	if our filing the documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder.

Events of Default, Notice and Waiver

Each Indenture provides that the following events are “events of default” with respect to any issued series of debt securities:

•	default for 30 days in the payment of any installment of interest or additional amounts payable on any debt security of the series,

•	default in the payment of the principal of, or any premium or make-whole amount on any debt security of the series at its maturity,

•	default in making any sinking fund payment as required for any debt security of the series,

•	default in the performance of any other covenant of United Dominion contained in the Indenture, other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued under the Indenture other than the series, continued for 60 days after written notice as provided in the Indenture,

•	default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us, or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether the indebtedness now exists or will later be created, which default will have resulted in the indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without the acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture,

•	the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any subsidiary in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 and those judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 for a period of 30 consecutive days,

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of United Dominion or any significant subsidiary or for all or substantially all of either of their properties, and

•	any other event of default provided with respect to the series of debt securities.

The term “significant subsidiary” means each significant subsidiary, as defined in Regulation S-X promulgated under the Securities Act, of United Dominion.

If an event of default under either Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in their terms, of, and any make-whole amount on, all of the debt securities of that series to be due and payable immediately by written notice to us, and to the trustee if given by the holders. However, at any time after the declaration of acceleration with respect to debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, may rescind and annul the declaration and its consequences if:

•	we will have deposited with the trustee all required payments of the principal of and any premium or make-whole amount and interest, and any additional amounts, on the debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the trustee, and

•	all events of default, other than the nonpayment of accelerated principal, or specified portion thereof and any premium or make-whole amount, or interest, with respect to the debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, have been cured or waived as provided in the Indenture.

Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, may waive any past default with respect to the series and its consequences, except a default:

•	in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable on any debt security of the series, or

•	in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each affected outstanding debt security.

Each trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable Indenture. However, the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable, on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if the trustee considers the withholding to be in the interest of the holders.

Each Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the trustee for 60 days to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, interest on and additional amounts payable with respect to, the debt securities at their respective due dates.

Modification of the Indentures

We and the applicable trustee may modify and amend either Indenture with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture affected by the modification or amendment. However, we must have the consent of the holders of all affected outstanding debt securities to:

•	change the stated maturity of the principal of, or any premium or make-whole amount, or any installment of principal of or interest or additional amounts payable on, any debt security,

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

•	change the place of payment, or the coin or currency, for payment of principal of, and any premium or make-whole amount, or interest on, or any additional amounts payable with respect to, a debt security,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with any provisions of that Indenture or any defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

The holders of not less than a majority in principal amount of outstanding debt securities issued under either Indenture have the right to waive our compliance with some covenants in the Indenture.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution, reorganization or similar proceeding, the payment of the principal of and interest on subordinated debt securities issued under the Subordinated Indenture will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior debt. Our obligation to make payment of the principal and interest on the subordinated debt securities will not otherwise be affected.

No payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior debt exists that permits the holders of the senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities.

Senior debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by United Dominion in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed:

•	our indebtedness for money borrowed or represented by purchase-money obligations,

•	our indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument,

•	our obligations as lessee under leases of property either made as part of any sale and lease-back transaction to which we are a party or otherwise,

•	indebtedness of partnerships and joint ventures that is included in our consolidated financial statements,

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire, and

•	any binding commitment of us to fund any real estate investment or to fund any investment in any entity making a real estate investment, in each case other than the following:

•	any indebtedness, obligation or liability referred to in the above bullet points as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that the indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks pari passu with the subordinated debt securities,

•	any indebtedness, obligation or liability that is subordinated to indebtedness of United Dominion to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, and

•	the subordinated debt securities.

At December 31, 2005, our senior unsecured debt aggregated approximately $1.8 billion.

Discharge, Defeasance and Covenant Defeasance

Under each Indenture, we may discharge certain obligations to holders of any series of debt securities issued under the Indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and any premium or make-whole amount, and interest and any additional amounts payable to the date of the deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

Each Indenture provides that, if the provisions of its Article Fourteen are made applicable to the debt securities of or within any series pursuant the Indenture, we may elect:

•	“defeasance,” which is to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust, or

•	“covenant defeasance,” which is to be released from our obligations with respect to the debt securities under provisions of each Indenture described under “Covenants Under the Senior Indenture” and “Covenants Under Both Indentures” above, or, if provided pursuant to Section 301 of each Indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations will not constitute a default or an event or default with respect to the debt securities issued under the Indenture.

In either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or currency units or composite currency or currencies in which the debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel, as specified in each Indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax laws occurring after the date of the Indenture.

“Government Obligations” means securities that are:

•	direct obligations of the United States of America or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government that issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or any other government, which, in either case, are not callable or redeemable at the option of the issuer, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

Unless otherwise provided in the prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series issued under an Indenture:

•	the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security, or

•	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium or make-whole amount, and interest on the debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or cessation of usage based on the applicable market exchange rate.

“Conversion Event” means the cessation of use of:

•	a currency, currency unit or composite currency, other than the ECU or other currency unit, both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

•	the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

•	any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on any debt security issued under an Indenture that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

If we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. This situation will not apply in the case of an event of default described in the fourth bullet point under “Events of Default, Notice and Waiver” of either Indenture, which sections would no longer be applicable to the debt securities or described in the last bullet point under “Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance. However, we would remain liable to make payment of the amounts due at the time of acceleration.

The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Book-Entry System

We may issue debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depository bank identified in the prospectus supplement relating to the series. We will register the global securities in the name of the depository bank or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depository bank or its nominee may not transfer the global certificate except to each other, another nominee or to their successors and except as described in the applicable prospectus supplement.

The prospectus supplement will describe the specific terms of the depository arrangement with respect to a series of debt securities that a global security will represent. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depository bank for the global security, the depository bank will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions, also referred to as “participants,” that have accounts with the depository bank or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution or placement of the debt securities or by us, if we offer and sell the debt securities directly. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants.

Ownership of beneficial interests by participants in the global security will be shown by book-keeping entries on, and the transfer of that ownership interest will be effected only through book-keeping entries to, records maintained by the depository bank or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown by book-keeping entries on, and the transfer of that ownership interest among or through the participants will be effected only through book-keeping entries to, records maintained by the participants.

The laws of some jurisdictions require that some of the purchasers of securities take physical delivery of the securities in definitive certificated form rather than book-entry form. Such laws may impair the ability to own, transfer or pledge beneficial interests in any global security.

So long as the depository bank for a global security or its nominee is the registered owner of the global security, the depository bank or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as described below or otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities of the series represented by the global security registered in their names,

•	will not receive or be entitled to receive physical delivery of debt securities of the series in definitive certificated form, and

•	will not be considered the holders thereof for any purposes under the applicable indenture.

Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository bank and, if the person is not a participant, on the procedures of the participant through which the person directly or indirectly owns its interest, to exercise any rights of a holder under the applicable indenture. The depository bank may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the indenture.

We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action that a holder is entitled to give or take under the indenture, the depository bank for the global security would authorize the participants holding the relevant beneficial interest to give notice or take action, and the participants would authorize beneficial owners owning through the participants to give notice or take action or would otherwise act upon the instructions of beneficial owners owning through them.

Principal and any premium and interest payments on debt securities represented by a global security registered in the name of a depository bank or its nominee will be made to the depository bank or its nominee, as the case may be, as the registered owner of the global security. None of us, the trustee or any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depository bank for any series of debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository bank. We also expect that payments by participants to owners of beneficial interests in the global security or securities held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.

If the depository bank for any series of debt securities represented by a global security is at any time unwilling or unable to continue as depository bank and we do not appoint a successor depository bank within 90 days, we will issue the debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive certificated form in exchange for the global security representing the series of debt securities.

Debt securities of the series issued in definitive certificated form will, except as described in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form.

Trustees

U.S. Bank National Association (formerly Wachovia Bank, National Association) is the trustee under the Senior Indenture. SunTrust Bank is the trustee under the Subordinated Indenture, as well as the indenture dated December 19, 2005 relating to our 4.00% Convertible Senior Notes due 2035. Both U.S. Bank and SunTrust Bank have lending relationships with us.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth general terms and provisions of our preferred stock. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. You should review our charter for a more complete description of the preferences, limitations and relative rights of a particular series of preferred stock.

General

We are authorized to issue 50,000,000 shares of preferred stock, without par value. The preferred stock is issuable in series designated by our board of directors, without further stockholder action and pursuant to our charter, with the designations, preferences, terms, rights, restrictions, limitations, qualifications, terms and conditions of redemption and other relative rights as our board of directors may approve. We currently have four designated series of preferred stock: 8.60% Series B Cumulative Redeemable Preferred Stock, Series C Junior Participating Cumulative Redeemable Preferred Stock, Series E Cumulative Convertible Preferred Stock and Series F Preferred Stock. At December 31, 2005, there were outstanding 5,416,009 shares of Series B Preferred Stock and 2,803,812 shares of Series E Preferred Stock. No shares of Series C Preferred Stock or Series F Preferred Stock have been issued. We will not issue any shares of Series C Preferred Stock except upon the exercise of rights as described below under “Description of Common Stock — Preferred Stock Purchase Rights.” We will not issue additional shares of any outstanding series of preferred stock.

Our preferred stock will have the dividend, liquidation, redemption, conversion and voting rights described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. In an offering of a series of our preferred stock, the prospectus supplement will provide specific terms of the series, including:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered,

•	the price at which the series will be issued,

•	the dividend rate or method of its calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate,

•	any redemption or sinking fund provisions of the series,

•	any conversion provisions of the series, and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the series.

Our preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to the common stock.

Dividend Rights

Holders of preferred stock of each series will be entitled to receive, when declared by our board of directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement relating to the series of preferred stock. The rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

If the prospectus supplement provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on the common stock unless the accrued dividends on each series of preferred stock have been fully paid or declared and set apart for payment and we will have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of preferred stock.

If the prospectus supplement so provides, when dividends are not paid in full upon any series of preferred stock and any other series of preferred stock ranking on a parity as to dividends with the series of preferred stock, all dividends declared upon the series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on the series of preferred stock and the other series will in all cases bear to each other the same ratio that accrued dividends per share on the series of preferred stock and the other series bear to each other.

Each series of preferred stock will be entitled to dividends as described in the prospectus supplement relating to the series, which may be based upon one or more methods of determination. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of United Dominion, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders the amount stated or determined on the basis set forth in the prospectus supplement relating to the series. This distribution may include accrued dividends, if the liquidation, dissolution or winding up is involuntary. If the liquidation, dissolution or winding up is voluntary, the distribution may equal the current redemption price per share provided for the series set forth in the prospectus supplement, otherwise than for the sinking fund, if any, provided for the series. Any preferential basis for the distribution will be set forth in the prospectus supplement.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of United Dominion, the amounts payable with respect to preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with the series of preferred stock are not paid in full, the holders of preferred stock of the series and of the other shares will share ratably in any distribution of our assets in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable prospectus supplement. The rights, if any, of the holders of any series of preferred stock to participate in our remaining assets after the holders of other series of preferred stock have been paid their respective specified liquidation preferences upon any liquidation, dissolution or winding up of United Dominion will be described in the prospectus supplement relating to the series.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the prospectus supplement relating to the series. The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the series that we will redeem in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of our capital stock. The prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.

Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

Sinking Fund

The prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion Rights

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of common stock or another series of preferred stock. The preferred stock will have no preemptive rights.

Voting Rights

The prospectus supplement relating to a particular series of preferred stock will set forth any voting rights applicable to that series.

Restrictions on Ownership and Transfer

Our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT. These restrictions, which apply to our preferred stock and our common stock, include the ownership and transfer restrictions discussed in more detail below under “Description of Common Stock — Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The prospectus supplement will state our selection for the transfer agent, registrar and dividend disbursement agent for a series of preferred stock. The registrar for shares of preferred stock will send notices to preferred stockholders of any meetings at which holders of preferred stock have the right to vote on any matter.

DESCRIPTION OF COMMON STOCK

The following is a summary of some of the important terms of our common stock. The following discussion also summarizes some of the terms of our preferred stock, our stockholder rights plan and Maryland law. None of these summaries or descriptions is complete and all of them are qualified by reference to our charter, bylaws and stockholder rights plan and the applicable provisions of Maryland law. You should review the applicable Maryland law as well as our charter, bylaws and stockholder rights plan for a more complete description of our common stock.

General

We are authorized to issue 250,000,000 shares of common stock, $0.01 par value per share. As of December 31, 2005, there were 134,012,053 shares of our common stock issued and outstanding and 23,833,710 shares of our common stock reserved for issuance upon exercise of outstanding stock options, convertible notes, convertible preferred stock and operating partnership units exchangeable for our common stock.

Voting Rights

Holders of our common stock have one vote per share and are not entitled to cumulate votes in the election of directors. The holders of our outstanding Series E Preferred Stock are entitled to vote on an “as converted” (one-for-one) basis as a single class in combination with the holders of our common stock at any meeting of stockholders for the election of directors or for any other purpose on which holders of our common stock are entitled to vote. If we issue shares of our Series F Preferred Stock, the holders thereof will be entitled to one vote for each share of the Series F Preferred Stock they hold, voting together with the holders of our common stock, on each matter submitted to a vote of securityholders at a meeting of our stockholders.

Dividends

Holders of our common stock are entitled to receive dividends if, when and as declared by our board of directors out of legally available funds after payment of, or provision for, full cumulative dividends on shares of our preferred stock then outstanding. In the event of our voluntary or involuntary liquidation or dissolution, holders of our common stock are entitled to share ratably in our distributable assets remaining after satisfaction of the prior preferential rights of our preferred stock and the satisfaction of all of our debts and liabilities. Holders of our common stock do not have preemptive rights.

The dividend and liquidation rights of holders of our common stock are specifically limited by the terms of the outstanding preferred stock, which in general provide that no dividends will be declared or paid on the common stock unless the accrued dividends on each series of outstanding preferred stock have been fully paid or declared and set apart for payment, and that in the event of any liquidation, dissolution or winding up of our company, the holders of each series of outstanding preferred stock will be entitled to receive out of our assets available for distribution to stockholders the liquidation preference of that series before any amount is distributed to holders of common stock.

Certain Maryland Law Provisions

As a Maryland corporation, we are subject to certain restrictions concerning certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder.” Interested stockholders are persons: (i) who beneficially own 10% or more of the voting power of our outstanding voting stock, or (ii) who are affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of 10% or more of the voting power of our outstanding stock. Such business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of the outstanding voting shares voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of the outstanding voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s stockholders receive a minimum price for their shares and the consideration is received in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Also under Maryland law, “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by officers or directors who are employees of the corporation. “Control shares” are shares of stock which, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock.

Under Title 3, Subtitle 8 of the Maryland General Corporation Law, a Maryland corporation that has a class of equity securities registered under the Securities Exchange Act of 1934 and that has at least three directors who are not officers or employees of the corporation, are not acquiring persons, are not directors, officers, affiliates or associates of any acquiring person, or are not nominated or designated as a director by an acquiring person, may elect in its charter or bylaws or by resolution of its board of directors to be subject to certain provisions of Subtitle 8 that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation’s stockholders. We have not made the election to be governed by these provisions of Subtitle 8 of the Maryland General Corporation Law. However, our charter and our bylaws permit our board of directors to determine the number of directors subject to a minimum number and other provisions contained in such documents.

Restrictions on Ownership and Transfer

Our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT. These restrictions include but are not limited to the following:

•	no person may beneficially own or constructively own shares of our outstanding “equity stock” (defined as stock that is either common stock or preferred stock) with a value in excess of 9.9% of the value of all outstanding equity stock unless our board of directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock;

•	any transfer that, if effective, would result in any person beneficially owning or constructively owning equity stock with a value in excess of 9.9% of the value of all outstanding equity stock (or such higher value not to exceed 13% as determined pursuant to an exemption from our board of directors) shall be void as to the transfer of that number of shares of equity stock which would otherwise be beneficially owned or constructively owned by such person in excess of such ownership limit; and the intended transferee shall acquire no rights in such excess shares of equity stock;

•	except as provided in our charter, any transfer that, if effective, would result in the equity stock being beneficially owned by fewer than 100 persons shall be void as to the transfer of that number of shares which would be otherwise beneficially owned or constructively owned by the transferee; and the intended transferee shall acquire no rights in such excess shares of equity stock; and

•	any transfer of shares of equity stock that, if effective, would result in us being “closely held” within the meaning of Section 856(h) of the Code shall be void as to the transfer of that number of shares of equity stock which would cause us to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess shares of equity stock.

Transfer Agent

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., 161 North Concord Exchange, South St. Paul, Minnesota 55075.

Exchange Listing

Our common stock is listed for trading on the New York Stock Exchange under the symbol “UDR.”

Preferred Stock Purchase Rights

Pursuant to our First Amended and Restated Rights Agreement dated September 14, 1999, each share of our common stock evidences one right to purchase from us one one-thousandth of a share of our Series C Junior Participating Cumulative Redeemable Preferred Stock. Except with respect to certain preferential rights, each one one-thousandth of a share of Series C Preferred Stock is structured to be the equivalent of one share of common stock. The exercise price of the rights is $45.00, subject to adjustment. The rights are not currently exercisable and no shares of Series C Preferred Stock are currently outstanding.

The rights will separate from the common stock and a distribution of certificates evidencing the rights will occur upon the earlier of:

•	10 business days following a public announcement that a person or group of related persons has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of common stock, or

•	10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning more than 15% of the outstanding shares of common stock.

Generally, the rights will become exercisable at the time of the distribution of certificates evidencing the rights as set forth above. The rights will expire at the close of business on February 4, 2008, unless we redeem or exchange them earlier.

The Series C Preferred Stock is junior to all other outstanding series of preferred stock in respect of rights to receive dividends and to participate in distributions or payments in the event of our liquidation, dissolution or winding up. The Series C Preferred Stock is senior to the common stock and any other capital stock of United Dominion ranking, as to dividends and upon liquidation, junior to the Series C Preferred Stock.

Holders of shares of the Series C Preferred Stock will be entitled to receive, if, when and as declared by our board of directors, out of legally available funds, cumulative preferential cash dividends payable quarterly in an amount per share equal to the greater of:

•	$0.01 or

•	subject to adjustment set forth in the charter, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount, payable in kind, of all non-cash dividends or other distributions, other than dividends payable in shares of common stock, declared on the common stock since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series C Preferred Stock.

In the event of any liquidation, dissolution or winding up of United Dominion, the holders of shares of Series C Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, subject to the prior preferential rights of our other preferred stock ranking senior to the Series C Preferred Stock, a liquidation preference of $1,000 per share, plus accrued and unpaid dividends thereon to the date of payment, which is referred to as the “Series C Preferred Liquidation Preference.” After the payment to the holders of the shares of the Series C Preferred Stock of the full Series C Preferred Liquidation Preference, the holders of the Series C Preferred Stock as such shall have no right or claim to any of our remaining assets until the holders of common stock shall have received an amount per share, referred to as the “common adjustment,” equal to the quotient obtained by dividing the Series C Preferred Liquidation Preference by 1,000, subject to adjustments as set forth in the charter. Following the payment of the full amount of the Series C Preferred Liquidation Preference, the full amount of any liquidation preference payable to holders of any of our other shares of stock ranking on a parity with the Series C Preferred Stock as to any liquidation distribution, and the full amount of the common adjustment, respectively, holders of shares of the Series C Preferred Stock, such other shares and shares of the common stock shall be entitled to receive their ratable and proportionate share of our remaining assets to be distributed in the ratio of 1,000 (subject to adjustment as set forth in our charter) to 1 with respect to the Series C Preferred Stock, such other shares and the common stock, on a per share basis, respectively. In the event that there are not sufficient assets available after payment in full of the Series C Preferred Liquidation Preference and such other liquidation preferences to permit payment in full of the common adjustment, then the remaining assets shall be distributed ratably to the holders of the common stock.

The outstanding shares of Series C Preferred Stock may be redeemed at the option of the board of directors as a whole, but not in part, at any time, or from time to time, at a redemption price per share equal to 1,000 (subject to certain adjustments as set forth in our charter) times the Average Market Value of the common stock, plus all accrued and unpaid dividends to and including the date fixed for redemption. The “Average Market Value” is the average of the closing sale prices of a share of the common stock during the 30-day period immediately preceding the date before the redemption date quoted on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the common stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if the common stock is not listed on such exchange, on the principal United States registered securities exchange on which the common stock is listed, or, if the common stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of common stock during such 30-day period on The Nasdaq Stock Market, or if no such quotations are available, the fair market value of a share of common stock as determined by our board of directors in good faith.

Each share of Series C Preferred Stock entitles its holder to 1,000 votes on all matters submitted to a vote of our stockholders. In general, the holders of shares of Series C Preferred Stock and the holders of shares of common stock vote together as one voting group on all those matters. If the Series C Preferred Stock is listed or admitted to trading on the New York Stock Exchange, approval by the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock will be required for adoption of any amendment to our charter or bylaws that would materially affect the existing terms of the Series C Preferred Stock.

Whenever dividends on any shares of Series C Preferred Stock are in arrears for six or more consecutive quarterly periods, the holders of such shares, voting separately as a class with all other series of preferred stock having like voting rights, will be entitled to vote for the election of two additional directors of United Dominion at a special meeting called by the holders of record of at least 10% of the Series C Preferred Stock or the holders of any other series of preferred stock so in arrears or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred Stock for the past dividend periods and the current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire board of United Dominion will be increased by two directors.

The dividend rate on the Series C Preferred Stock, the common adjustment, the Series C Preferred Stock redemption price and the number of votes per share of Series C Preferred Stock and certain other terms of the Series C Preferred Stock are all subject to adjustment upon the declaration of any dividend payable in common stock, subdivision of the outstanding common stock or combination of the outstanding shares of common stock into a smaller number of shares.

The Series C Preferred Stock is not convertible into or exchangeable for any other property or securities of United Dominion except as provided in Article VI of our charter.

Effective January 6, 2004, we appointed Wells Fargo Bank, N.A. as Rights Agent under the First Amended and Restated Rights Agreement, replacing Mellon Investor Services LLC.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of our common stock, preferred stock or debt securities. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the common stock, preferred stock or debt securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our stock or debt securities and is not entitled to any payments on any debt securities or shares of stock issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or shares of stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants,

•	the debt securities or stock for which each warrant is exercisable,

•	the date or dates on which the right to exercise such warrants commence and expire,

•	the price or prices at which such warrants are exercisable,

•	the currency or currencies in which such warrants are exercisable,

•	the periods during which and places at which such warrants are exercisable,

•	the terms of any mandatory or optional call provisions,

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration,

•	the identity of the warrant agent, and

•	the exchanges, if any, on which such warrants may be listed.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT which may be material to purchasers of our securities. This summary is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of our debt or equity securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder’s particular situation. You are urged to review the applicable prospectus supplement in connection with the purchase of any of our securities, and to consult your own tax advisor regarding the specific tax consequences to you of investing in our securities and of our election to be taxed as a REIT.

We urge you to consult your own tax advisor regarding the tax consequences to you of the acquisition, ownership and disposition of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election and regarding potential changes in applicable tax laws.

General

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 1972. We believe that we have been organized and operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Although we intend to continue to operate to satisfy such requirements, the actual results of our operations for any particular taxable year may not satisfy such requirements.

The provisions of the Code, U.S. Treasury regulations promulgated thereunder and other U.S. federal income tax laws relating to qualification and operation as a REIT and the taxation of holders of our securities are highly technical and complex. The following sets forth the material aspects of the laws that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and Treasury regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

Morrison & Foerster LLP has acted as our tax counsel in connection with the filing of this prospectus. In connection with this filing, Morrison & Foerster LLP will opine that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of our taxable years beginning with the taxable year ended December 31, 2002 through our taxable year ended December 31, 2005, and if we continue to be organized and operated after December 31, 2005 in the same manner as we have prior to that date, we will continue to qualify as a REIT. The opinion of Morrison & Foerster LLP will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus and a factual certificate provided by one of our officers. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Morrison & Foerster LLP. Accordingly, neither Morrison & Foerster LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements.

In brief, if certain detailed conditions imposed by the REIT provisions of the Code are satisfied, entities, such as us, that invest primarily in real estate and that otherwise would be treated for U.S. federal income tax purposes as corporations, generally are not taxed at the corporate level on their “REIT taxable income” that is distributed currently to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations under current law.

If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were an ordinary corporation and our stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions. Moreover, we could be disqualified from taxation as a REIT for four taxable years.

REIT Taxation

In any year in which we qualify as a REIT, in general, we will not be subject to U.S. federal income tax on that portion of our net income that we distribute to stockholders, except as follows:

•	First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gain. However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.

•	Second, under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

•	Third, if we have (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

•	Fourth, if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than, foreclosure property and property involuntarily converted), such income will be subject to a 100% penalty tax.

•	Fifth, as discussed in detail below, if we should fail to satisfy the gross income tests or the asset tests, and nonetheless maintain our qualification as a REIT because certain other requirements have been satisfied, we ordinarily will be subject to a penalty tax relating to such failure, computed as described below. Similarly, if we maintain our REIT status despite our failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we must pay a penalty of $50,000 for each such failure.

•	Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed.

•	Seventh, if we acquire any asset from a C-corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C-corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of any built-in, unrealized gain at the time of acquisition, such gain generally will be subject to tax at the highest regular corporate rate.

•	Eighth, we may be subject to an excise tax if our dealings with our taxable REIT subsidiaries, defined below, are not at arm’s length.

•	Finally, any earnings we derive through a taxable REIT subsidiary will effectively be subject to a corporate-level tax.

Requirements for Qualification

The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, as defined in the Code, at any time during the last half of each taxable year; and (7) which meets certain other tests, described below, regarding the nature of its income and assets and minimum distribution requirements with respect to its REIT taxable income.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we were to fail to satisfy condition (6) during a taxable year, that failure would not result in our disqualification as a REIT under the Code for such taxable year as long as (i) we satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) we did not know, or exercising reasonable diligence would not have known, whether we had failed condition (6).

We believe we have issued sufficient stock with sufficient diversity of ownership to satisfy conditions (5) and (6) above. Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding stock. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our stock disclosing the actual owners of our stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A stockholder failing or refusing to comply with our written demand must submit with his U.S. federal income tax returns a similar statement disclosing the actual ownership of our stock and certain other information. In addition, our charter restricts the transfer of our shares in order to assist in satisfying the share ownership requirements. These restrictions are discussed in more detail above under the heading “Description of Common Stock — Restrictions on Ownership and Transfer.”

Although we intend to satisfy the stockholder demand letter rules described in the preceding paragraph, our failure to satisfy these requirements will not result in our disqualification as a REIT under the Code but may result in the imposition of Internal Revenue Service penalties against us.

We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. Certain of our corporate subsidiaries will be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and we and the subsidiary do not jointly elect to treat it as a “taxable REIT subsidiary” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus the subsidiaries in which we own a 100% interest (other than taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of such a subsidiary will not violate the REIT asset tests, described below under “Asset Tests.”

In the case of a REIT that is a partner in a partnership, U.S. Treasury regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and the asset tests, described below. Thus, our proportionate share of the assets, liabilities and items of income of a partnership in which we own an interest, directly or indirectly will be treated as our assets, liabilities and items of income for purposes of applying the requirements described below. The taxation of our investments in partnerships is discussed below under “Investments in Partnerships.”

We report our net income based on the calendar year.

Asset Tests

At the close of each quarter of our taxable year, we generally must satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us). Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class generally may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer, (2) 10% of the outstanding voting securities of any one issuer, or (3) 10% of the value of the outstanding securities of any one issuer. Third, not more than 20% of the total value of our assets can be represented by securities of one or more “taxable REIT subsidiaries” (described below). Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership. However, debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for any of a number of exceptions applicable, for example, to “straight debt,” as specially defined for this purpose.

We and a corporation in which we own stock may make a joint election for such subsidiary to be treated as a “taxable REIT subsidiary.” The securities of a taxable REIT subsidiary are not subject to the 5% asset test and the 10% vote and value tests described above. Instead, as discussed above, a separate asset test applies to taxable REIT subsidiaries. The rules regarding taxable REIT subsidiaries contain provisions generally intended to ensure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. In addition, a 100% penalty tax can be imposed on the REIT if its loans to or rental, service or other agreements with its taxable REIT subsidiary are determined not to be on arm’s length terms. No assurance can be given that our loans to or rental, service or other agreements with our taxable REIT subsidiaries will be on arm’s length terms. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT. To the extent that a taxable REIT subsidiary pays dividends to us in a particular calendar year, we may designate a corresponding portion of dividends we pay to our noncorporate stockholders during that year as “qualified dividend income” eligible to be taxed at reduced rates to such recipients. The taxation of U.S. holders of our equity stock is discussed below under “Taxation of Taxable U.S. Holders.”

We have made elections to treat several of our corporate subsidiaries as taxable REIT subsidiaries. We believe that the value of the securities we hold of our taxable REIT subsidiaries does not and will not represent more than 20% of our total assets, and that all transactions between us and our taxable REIT subsidiaries are conducted on arm’s length terms. In addition, we believe that the amount of our assets that are not qualifying assets for purposes of the 75% asset test will continue to represent less than 25% of our total assets and will satisfy the 5% and both 10% asset tests.

Beginning in 2005, if we fail to satisfy the 5% and/or 10% asset tests for a particular quarter, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that we come into compliance with the asset tests generally within six months after the last day of the quarter in which we identify the failure. In addition, beginning in 2005, other failures to satisfy the asset tests generally will not result in a loss of REIT status if (i) following our identification of the failure, we file a schedule with the Internal Revenue Service describing each asset that caused the failure; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) we come into compliance with the asset tests generally within six months after the last day of the quarter in which the failure was identified; and (iv) we pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the prohibited assets for the period beginning on the first date of the failure and ending on the earlier of the date we dispose of such assets and the end of the quarter in which we come into compliance with the asset tests.

Gross Income Tests

We must satisfy two separate percentage tests relating to the sources of our gross income for each taxable year. For purposes of these tests, where we invest in a partnership, we will be treated as receiving our pro rata share based on our capital interest in the partnership of the gross income and loss of the partnership, and the gross income of the partnership will retain the same character in our hands as it has in the hands of the partnership. The taxation of our investments in partnerships is discussed below under “Investments in Partnerships.”

The 75% Test

At least 75% of our gross income for a taxable year must be “qualifying income.” Qualifying income generally includes (1) rents from real property (except as modified below); (2) interest on obligations collateralized by mortgages on, or interests in, real property; (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business, or “dealer property”; (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (5) abatements and refunds of real property taxes; (6) income from the operation, and gain from the sale of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property, or “foreclosure property”; (7) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (8) income from temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us.

Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% test described below) if we, or an owner of 10% or more of our equity securities, directly or constructively owns (i) in the case of any tenant that is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant; or (ii) in the case of any tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant, or a “related party tenant,” unless the related party tenant is a taxable REIT subsidiary and certain other requirements are satisfied. In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% test and 95% test (described below) if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. The “independent contractor” or taxable REIT subsidiary requirement, however, does not apply to the extent that the services provided by us are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” For both the related party tenant rules and determining whether an entity qualifies as an independent contractor of a REIT, certain attribution rules of the Code apply, pursuant to which ownership interests in certain entities held by one entity are deemed held by certain other related entities.

In general, if a REIT provides impermissible services to its tenants, all of the rent from that property will be disqualified from satisfying the 75% test and 95% test (described below). However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property (as determined on a property-by-property basis). For purposes of the 1% threshold, the amount treated as received for any service shall not be less than 150% of the direct cost incurred by the REIT in furnishing or rendering the service.

We do not receive any rent that is based on the income or profits of any person. In addition, we do not own, directly or indirectly, 10% or more of any tenant (other than, perhaps, a tenant that is a taxable REIT subsidiary where other requirements are satisfied). Furthermore, we believe that any personal property rented in connection with our apartment facilities is well within the 15% restriction. Finally, we do not believe that we provide services, other than within the 1% de minimis exception described above, to our tenants that are not customarily furnished or rendered in connection with the rental of property, other than through an independent contractor or a taxable REIT subsidiary. We do not intend to rent to any related party, to base any rent on the income or profits of any person (other than rents that are based on a fixed percentage or percentages of receipts or sales), or to charge rents that would otherwise not qualify as rents from real property.

The 95% Test

In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income for a taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends from a corporation (including a taxable REIT subsidiary) and interest on any obligation not collateralized by an interest on real property are included for purposes of the 95% test, but not (except with respect to dividends from a REIT) for purposes of the 75% test. For purposes of determining whether we comply with the 75% and 95% tests, gross income does not include income from “prohibited transactions” (discussed below).

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate or other swaps, caps and floors, or options to purchase such items, and futures and forward contracts. Through the end of our 2004 tax year, to the extent that we entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of such contract was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Beginning in 2005, to the extent a transaction meets certain identification requirements and hedges any indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including interest rate hedges as well as other types of hedges, any income or gain from the disposition of such a hedging transaction will be disregarded in applying the 95% gross income test, but will continue to be taken into account as nonqualifying income for purposes of the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Our investment in apartment communities generally gives rise to rental income that is qualifying income for purposes of the 75% and 95% gross income tests. Gains on sales of apartment communities, other than from prohibited transactions, as described below, or of our interest in a partnership generally will be qualifying income for purposes of the 75% and 95% gross income tests. We have leases on certain other properties that we own and we treat the income from those leases as nonqualifying income for purposes of the 75% and 95% gross income tests; however, we anticipate that income from those properties and our other investments will not result in our failing the 75% or 95% gross income test for any year.

Even if we fail to satisfy one or both of the 75% or 95% tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will generally be available if our failure to comply was due to reasonable cause and not to willful neglect, and we timely comply with requirements for reporting each item of our income to the Internal Revenue Service. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we will still be subject to a special tax upon the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% (95% for 2005 and later taxable years) of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

Like-Kind Exchanges

We may dispose of our properties in transactions intended to qualify under a provision of the Code which permits the nonrecognition of loss or gain on the exchange of property held for productive use in a trade or business or for investment for property “of like kind.” No assurance can be given that our nonrecognition of loss or gain will be respected for U.S. federal income tax purposes. If not, we may be required to make additional distributions to our stockholders under the “deficiency dividend” procedures set forth below.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount equal to at least (A) the sum of (i) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income over 5% of our REIT taxable income. Such distributions must be paid in the taxable year to which they relate, or in the following twelve months if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates, as the case may be. (However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.) Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

We believe that we have made timely distributions sufficient to satisfy the annual distribution requirements. It is possible that in the future we may not have sufficient cash or other liquid assets to meet the distribution requirements, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. Further, as described below, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. To avoid any problem with the distribution requirements, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, will borrow funds or issue preferred or common stock to satisfy the distribution requirement. We may be required to borrow funds at times when market conditions are not favorable.

If we fail to meet the distribution requirements as a result of an adjustment to our tax return by the Internal Revenue Service or we determine that we understated our income on a filed return, we may retroactively cure the failure by paying a “deficiency dividend” (plus applicable penalties and interest) within a specified period.

Beginning in 2005, if we should fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we may retain our REIT qualification if the failures are due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.

Under legislation enacted in 2004, the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners may be subject to certain limitations. As a result, beginning in 2006, certain losses generated with respect to properties owned by a partnership in which we invest, such as our operating partnerships, may be disallowed, which could increase the amount of distributions we are required to make in a particular year in order to meet the REIT distribution requirements and also could increase the portion of distributions to our stockholders that are taxable as dividends.

Prohibited Transaction Rules

A REIT will incur a 100% penalty tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, which we refer to as a “prohibited transaction.” Under a safe harbor provision in the Code, however, income from certain sales of real property held by the REIT for at least four years at the time of the disposition will not be treated as income from a prohibited transaction. We believe that none of our assets is held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Although we will attempt to ensure that none of our sales of property will constitute a prohibited transaction, we cannot assure you that none of such sales will be so treated.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction and noncorporate distributees may be eligible to treat the dividends as “qualified dividend income” taxable at capital gain rates. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

Investments in Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable solely to our investment in entities treated as partnerships for U.S. federal income tax purposes. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

General

We hold a direct ownership interest in certain partnerships. In general, partnerships are “pass-through” entities which are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include our proportionate share, based on our capital interest in a partnership, of the foregoing partnership items for purposes of the various REIT income tests, and we include our allocable share of such partnership items in the computation of our REIT taxable income. Any resultant increase in our REIT taxable income increases our distribution requirements, but is not subject to U.S. federal income tax in our hands provided that such income is distributed to our stockholders. Moreover, for purposes of the REIT asset tests, we include our proportionate share, generally based on our capital interest in the partnership, of assets held by the partnerships.

Tax Allocations with Respect to the Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as some of our properties), must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or a “book-tax difference.” Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our two material partnership subsidiaries, referred to in this discussion as the “operating partnerships,” have property subject to book-tax differences. Consequently, the partnership agreement of the operating partnerships requires such allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the partners who contributed appreciated assets to the operating partnerships will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the operating partnerships of the contributed assets (including some of our properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnerships can be expected to cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. In addition, the application of Section 704(c) of the Code is not entirely clear and may be affected by authority that may be promulgated in the future.

Sale of the Properties

Generally, any gain realized by the operating partnerships on the sale of property held by the operating partnerships will be capital gain, except for any portion of such gain that is treated as certain depreciation or cost recovery recapture. Our share of any gain realized by the operating partnerships on the sale of any “dealer property” generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, as discussed above under “Prohibited Transaction Rules.” Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The operating partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties, and to make such occasional sales of their properties as are consistent with our investment objectives. Based upon such investment objectives, we believe that in general our properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

Investment in Our Stock

The following summary describes certain U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our equity stock as of the date hereof. This summary deals only with equity stock held as “capital assets,” (within the meaning of Section 1221 of the Code), and does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions (including banks), insurance companies, dealers in securities or currencies, persons subject to the mark-to market rules of the Code, persons that will hold our stock as a position in a hedging transaction, “integrated transaction,” “straddle” or “conversion transaction” for U.S. federal income tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. holders, as defined below, that have a “functional currency” other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Code and, except as expressly indicated below, tax-exempt organizations.

In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of our equity stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of our equity stock.

As used herein, the term “U.S. holder” means any beneficial owner of our equity stock who or that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. persons under applicable U.S. Treasury regulations. As used herein, the term “non-U.S. holder” means a beneficial owner of our equity stock who or that is not a U.S. holder.

Taxation of Taxable U.S. Holders

As long as we qualify as a REIT, distributions made to our taxable U.S. holders on our equity stock out of current or accumulated earnings and profits (and not designated as capital gain dividends or “qualified dividend income”) will be taken into account by them as ordinary income, and U.S. holders that are corporations will not be entitled to a dividends received deduction.

“Qualified dividend income” of noncorporate taxpayers is currently taxed as net capital gain, thus reducing the maximum tax rate on such dividends to 15% for taxable years ending after December 31, 2002 and beginning before January 1, 2009. In general, dividends paid by REITs are not eligible for the 15% tax rate on “qualified dividend income” and, as a result, our ordinary REIT dividends will continue to be taxed at the higher ordinary income tax rate. Dividends received by a noncorporate stockholder could be treated as “qualified dividend income,” however, to the extent we have dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent such dividends are attributable to income that is subject to tax at the REIT level (for example, if we distributed less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend; different holding periods apply to our preferred stock.

To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the U.S. holder, reducing the tax basis of a U.S. holder’s equity stock by the amount of such distribution (but not below zero), with distributions in excess of the U.S. holder’s tax basis treated as proceeds from a sale of equity stock, the tax treatment of which is described below. Distributions will generally be taxable, if at all, in the year of the distribution. However, any dividend declared by us in October, November or December of any year and payable to a U.S. holder who held our equity stock on a specified record date in any such month shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

In general, distributions which are designated by us as capital gain dividends will be taxable to U.S. holders as gain from the sale of assets held for greater than one year, or “long-term capital gain.” That treatment will apply regardless of the period for which a U.S. holder has held the equity stock upon which the capital gain dividend is paid. However, corporate U.S. holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a current maximum tax rate of 15% for long-term capital gain attributable to sales or exchanges occurring on or after May 6, 2003 but before January 1, 2009. A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to our “unrecaptured Section 1250 gain.”

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gain. In such event, we would pay tax on such retained net long-term capital gain. In addition, to the extent designated by us, a U.S. holder generally would (1) include his proportionate share of such undistributed long-term capital gain in computing his long-term capital gain for his taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount so includable), (2) be deemed to have paid his share of the U.S. federal income tax imposed on us on the designated amounts included in such U.S. holder’s long-term capital gain, (3) receive a credit or refund for such amount of tax deemed paid by the U.S. holder, (4) increase the adjusted basis of his equity stock by the difference between the amount of such includable gain and the tax deemed to have been paid by him, and (5) in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations.

Distributions made by us and gain arising from the sale or exchange by a U.S. holder of equity stock will not be treated as passive activity income, and as a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses.

Disposition of Equity Stock.  Upon any taxable sale or other disposition of our equity stock, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the U.S. holder’s adjusted basis in the equity stock for tax purposes.

This gain or loss will be a capital gain or loss, and will be long-term capital gain or loss, respectively if our equity stock has been held for more than one year at the time of the disposition. Noncorporate U.S. holders generally are taxable at a current maximum rate of 15% on long-term capital gain. The U.S. Treasury has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate U.S. holders) to a portion of capital gain realized by a noncorporate U.S. holder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. holders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. holder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our equity stock regardless of its holding period for the shares.

In general, any loss upon a sale or exchange of our equity stock by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from us required to be treated by such U.S. holder as long-term capital gain.

Information Reporting and Backup Withholding.  Payments of dividends on our equity stock and proceeds received upon the sale, redemption or other disposition of our shares may be subject to Internal Revenue Service information reporting and backup withholding tax. Payments to certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate U.S. holder generally will be subject to information reporting. Such payments also generally will be subject to backup withholding tax if such holder:

•	fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number,

•	furnishes an incorrect taxpayer identification number,

•	is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends, or

•	fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified the U.S. holder that it is subject to backup withholding.

A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, if any, and otherwise will be refundable, provided that the requisite procedures are followed.

You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

Taxation of Tax-Exempt U.S. Holders

Based upon a published ruling by the Internal Revenue Service, a distribution by us to, and gain upon a disposition of our equity stock by, a U.S. holder that is a tax-exempt entity will not constitute “unrelated business taxable income,” or “UBTI,” provided that the tax-exempt entity has not financed the acquisition of its equity stock with “acquisition indebtedness” within the meaning of the Code and the stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. However, for tax-exempt U.S. holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(l7) and (c)(20) of the Code, respectively, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt U.S. holders should consult their own tax advisers concerning these “set aside” and reserve requirements.

Notwithstanding the preceding paragraph, however, a portion of the dividends paid by us may be treated as UBTI to certain domestic private pension trusts if we are treated as a “pension-held REIT.” We believe that we are not, and we do not expect to become, a “pension-held REIT.” If we were to become a pension-held REIT, these rules generally would only apply to certain pension trusts that held more than 10% of our shares.

Taxation of Non-U.S. Holders

The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of our equity stock applicable to non-U.S. holders of such shares. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Distributions from the Company

1. Ordinary Dividends.  The portion of dividends received by non-U.S. holders payable out of our current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, non-U.S. holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our equity stock. In cases where the dividend income from a non-U.S. holder’s investment in our equity stock is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder).

2. Non-Dividend Distributions.  Unless our stock constitutes a USRPI (as defined below), distributions by us which are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. If our equity stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

We expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. holder unless (1) a lower treaty rate applies and proper certification is provided or (2) the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder). However, the non-U.S. holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

3. Capital Gain Dividends.  Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains, which we refer to as “USRPI Capital Gains,” from dispositions of United States Real Property Interests, or “USRPIs,” will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and therefore will be subject to U.S. income tax at the rates applicable to U.S. holders, without regard to whether such distribution is designated as a capital gain dividend. (The properties owned by us generally are USRPIs.) Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate non-U.S. holder that is not entitled to treaty exemption. Notwithstanding the preceding, distributions received on our equity stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the non-U.S. holder from the sale or exchange of a USRPI if (1) the class of our equity stock held by such non-U.S. holder is regularly traded on an established securities market located in the United States and (2) the non-U.S. holder did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution. The distribution will instead be treated as an ordinary dividend to the non-U.S. holder, and the tax consequences to the non-U.S. holder will be as described above under “Ordinary Dividends.”

Distributions attributable to our capital gains which are not USRPI Capital Gains generally will not be subject to U.S. federal income taxation, unless (1) investment in our equity stock is effectively connected with the non-U.S. holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain (except that a corporate non-U.S. holder may also be subject to the 30% branch profits tax), or (2) the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the non-resident alien individual will be subject to a 30% tax on the individual’s U.S. capital gain.

We generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 5% of a class of our equity stock while such class of stock is regularly traded on an established securities market. Instead, those amounts will be treated as described above under “Ordinary Dividends.”

Disposition of Our Equity Stock.  Unless our equity stock constitutes a USRPI, a sale of such shares by a non-U.S. holder generally will not be subject to U.S. federal income taxation unless (1) the investment in the equity stock is effectively connected with the non-U.S. holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), or (2) the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present.

Our equity stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are, and we expect to continue to be, a domestically controlled REIT, and therefore that the sale of our equity stock will not be subject to taxation under FIRPTA. Because at least some classes of our equity stock will be publicly traded, however, no assurance can be given that we will continue to be a domestically controlled REIT.

Even if we do not constitute a domestically controlled REIT, a non-U.S. holder’s sale of our equity stock generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that (1) the shares are “regularly traded” (as defined by applicable U.S. Treasury regulations) on an established securities market and (2) the selling non-U.S holder held (taking into account constructive ownership rules) 5% or less of our outstanding equity stock at all times during a specified testing period. It is currently anticipated that our stock will, in the future, be regularly traded on an established securities market within the meaning of this provision.

If gain on the sale of our equity stock were to be subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, the purchaser of the equity stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Information Reporting and Backup Withholding.  Backup withholding will apply to dividend payments made to a non-U.S. holder of our equity stock unless the holder has certified that it is not a U.S. holder and the payor has no actual knowledge that the owner is not a non-U.S. holder. Information reporting generally will apply with respect to dividend payments even if certification is provided.

Payment of the proceeds from a disposition of our shares by a non-U.S. holder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. holder or otherwise establishes an exemption. Generally, Internal Revenue Service information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our shares are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the non-U.S. holder satisfies certification requirements regarding its status as a non-U.S. holder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. holder.

A non-U.S. holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury regulations.

Other Tax Considerations

Dividend Reinvestment Program

Stockholders participating in our common stock dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such Stockholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. Participants in the dividend reinvestment program are subject to U.S. federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our common stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost (which is the gross amount of the distribution).

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisers regarding the effect of state and local tax laws on an investment in our equity stock.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the offered securities on a delayed or continuous basis through one or more agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. This prospectus may also be used to offer any of these securities for the account of persons other than us as provided in the applicable prospectus supplement. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Examples of forward-looking statements also include statements regarding our expectations, beliefs, plans, goals, objectives and future financial or other performance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made; and, except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore we cannot assure you that any of these statements included in this document or in the documents incorporated by reference will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

LEGAL MATTERS

Certain legal matters with respect to the securities being offered hereby will be passed upon for us by Morrison & Foerster LLP. Any agents or underwriters will be represented by their own counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule for the year ended December 31, 2004 included in our Current Report on Form 8-K filed on November 15, 2005, and has audited management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

          Shares
% Series G Cumulative Redeemable Preferred Stock
(Liquidation Preference $25 Per Share)

Prospectus Supplement
May   , 2007

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